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                               FIRST AMENDMENT TO

                          SECURITIES PURCHASE AGREEMENT

                                 BY AND BETWEEN

                               PURE BIOFUELS CORP.

                                       AND

                              PLAINFIELD PERU I LLC
                             PLAINFIELD PERU II LLC

                         ------------------------------

                           Dated as of March 26, 2008

                         ------------------------------

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                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I AMENDMENTS TO THE AGREEMENT..........................................1

  SECTION 1.1. Definitions.....................................................1
  SECTION 1.2. Sale and Purchase...............................................2
  SECTION 1.3. The Notes.......................................................3
  SECTION 1.4. Affirmative Covenants ..........................................3
  SECTION 1.5. Negative Covenants .............................................4

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................5

  SECTION 2.1. Incorporation of Representations and Warranties from the
                Agreement......................................................5
  SECTION 2.2. Use of Proceeds.................................................5
  SECTION 2.3. No Adjustment to Conversion Price...............................5
  SECTION 2.4. Capital Stock...................................................5
  SECTION 2.5. Brokers and Finders ............................................6
  SECTION 2.6. Financial Statements; Undisclosed Liabilities...................6

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE PURCHASER....................7

  SECTION 3.1. Incorporation of Representations and Warranties from the
                Agreement......................................................7

ARTICLE IV CONDITIONS PRECEDENT TO ADDITIONAL NOTES CLOSING....................7

  SECTION 4.1. Conditions to the Company's Obligations.........................7
  SECTION 4.2. Conditions to Purchaser's Obligations...........................7

ARTICLE V MISCELLANEOUS........................................................9

  SECTION 5.1. Reference to and Effect on the Agreement and the Initial Notes..9
  SECTION 5.2. Registration Rights Agreement...................................9
  SECTION 5.3. Stock Purchase Warrant..........................................9
  SECTION 5.4. Governing Law..................................................10
  SECTION 5.5. Expenses.......................................................10
  SECTION 5.6. Headings Descriptive...........................................10
  SECTION 5.7. Counterparts...................................................10

                                       (i)

                FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT

          FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT dated as of March 26, 2008 (this "First Amendment"), by and between PURE BIOFUELS CORP., a Nevada corporation (the "Company"), and PLAINFIELD PERU I LLC, a Delaware limited liability company ("LLC1"), and PLAINFIELD PERU II LLC, a Delaware limited liability company ("LLC2" and together with LLC1, the "Purchaser"). Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Agreement (as defined below).

                              W I T N E S S E T H:

          WHEREAS, the Company entered into a Securities Purchase Agreement, dated as of September 12, 2007 (the "Agreement"), by and between the Company, LLC 1 and LLC 2 for the purchase of $10,000,000 aggregate principal amount of 10%/12% Senior Convertible PIK Election Notes due 2012, Common Stock and warrants to purchase shares of Common Stock;

          WHEREAS, the Company desires, subject to the terms and conditions set forth herein, to issue and sell to Purchaser, and Purchaser desires, subject to the terms and conditions set forth herein, to purchase an additional $5,000,000 aggregate principal amount of 10%/12% Senior Convertible PIK Election Notes due 2012, convertible into 16,666,667 shares of Common Stock (subject to adjustment);

          WHEREAS, Section 11.1 of the Agreement provides that the Company and the Required Holders may, with certain exceptions, amend the Agreement with the written consent of the Company and the Required Holders;

          NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows.

                                    ARTICLE I

                           AMENDMENTS TO THE AGREEMENT

     SECTION 1.1. Definitions. Clause (a) of Article I of the Agreement is hereby amended by inserting the following definitions in appropriate alphabetical order:

          "Additional Notes" means the 10%/12% Senior Convertible PIK Election Notes due 2012 issued by the Company on the Additional Notes Closing Date (such term to include any such notes issued in substitution therefor pursuant to Section 12 of the Agreement and any notes issued in kind as interest pursuant to the terms of the Additional Notes).

          "Additional Notes Closing" has the meaning set forth in Section 2.4 of the Agreement.

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          "Additional Notes Closing Date" has the meaning set forth in Section
     2.4 of the Agreement.

          "Amended and Restated Stockholders Agreement" means the agreement, dated March 26, 2008, among LLC1, LLC2, the Company and the other stockholders party thereto.

          "Employment Agreements" has the meaning ascribed to such term in the Loan Agreement.

          "Initial Notes" means the 10%/12% Senior Convertible PIK Election Notes due 2012 issued by the Company on the Closing Date (such term to include any such notes issued in substitution therefor pursuant to Section 12 of the Agreement and any notes issued in kind as interest pursuant to the terms of the Initial Notes).

          "Material Agreements" has the meaning ascribed to such term in Section
     8.23 of the Loan Agreement and as set forth on Schedule 8.23 of the Loan Agreement, as Schedule 8.23 of the Loan Agreement is updated by Schedule
     2.1 to this First Amendment.

          "Merger Warrants" means the warrants to purchase 2,166,667 shares of Common Stock with an exercise price of $0.60 per share issued to LLC II on January 24, 2008 in connection with the Binding Letter of Intent and
     Section 3.6(m) of the Agreement.

          "Notes" means the Initial Notes, the Additional Notes and any notes issued in substitution therefor pursuant to Section 12 of the Agreement and any notes issued in kind as interest pursuant to the terms of the Notes.

          In addition, the definition of "Conversion Price" in clause (a) of
     Article I of the Agreement is replaced with the following definition:

          "Conversion Price" means $0.30 for the Notes, subject to adjustments set forth in Section 3.6.

     SECTION 1.2. Sale and Purchase. Article II of the Agreement is hereby amended by inserting a new Section 2.3 and 2.4 as follows:

          SECTION 2.3. Additional Notes; Agreement to Sell and to Purchase; Purchase Price. Subject to the terms and conditions set forth in this Agreement, the Company agrees to issue and sell to Purchaser, and Purchaser agrees to purchase from the Company, on the Additional Notes Closing Date, $5,000,000 in aggregate principal amount of the Additional Notes for a purchase price of $5,000,000 (the "Additional Notes Purchase Price").

          SECTION 2.4. Additional Notes Closing. Subject to the satisfaction or waiver of the conditions set forth in this Agreement, the purchase and sale of the Additional Notes hereunder (the "Additional Notes Closing") shall take place at 10:00 a.m. at the offices of

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     White & Case LLP, counsel to Purchaser, at 1155 Avenue of the Americas, New
     York, New York, on March 26, 2008 or on such other date as the parties shall mutually agree upon (the "Additional Notes Closing Date").

          At the Additional Notes Closing:

          (i) Purchaser shall deliver an amount equal to the Purchase Price (net of a funding fee in the amount of $100,000) via wire transfer of immediately available funds to such bank account as the Company shall have designated not later than one Business Day prior to the Additional Notes Closing Date.

          (ii) The Company shall deliver to Purchaser against payment of the Purchase Price, a certificate or certificates representing the Additional Notes being purchased by Purchaser pursuant to Section 2.3, which shall be in definitive form and registered in the name of Purchaser or its nominee or designee and in a single certificate or in such other denominations as Purchaser shall have requested not later than one Business Day prior to the Additional Notes Closing Date;

     SECTION 1.3. The Notes. Section 3.1 of the Agreement is hereby amended by inserting a new paragraph at the end thereof as follows:

               The Company will authorize the issuance of $5,000,000 aggregate principal amount of the Additional Notes to be issued on the Additional Notes Closing Date and any Notes to be issued in kind as interest. The Additional Notes shall be substantially in the form set forth in Exhibit A.

     SECTION 1.4. Affirmative Covenants. Article VI of the Agreement is hereby amended by replacing Section 6.7 in its entirety and by inserting a new Section
6.19 and 6.20, as set forth below:

          SECTION 6.7. Plainfield Director. (a) From and after the Additional Notes Closing Date, Purchaser or its Affiliates (or any transferee of more than 50% of the Notes held by Purchaser) shall have the right to designate up to a total of three Directors (each a "Plainfield Director"). As promptly as practicable after the Additional Notes Closing Date, the Board of Directors shall elect the persons so designated to the Board of Directors. In connection with any annual or special meeting of stockholders of the Company where Directors are to be elected, the persons designated by the Purchaser to be Plainfield Directors shall be nominated by the Board of Directors or any nominating committee thereof.

               (b) Purchaser or its Affiliates shall have the right to designate any replacement for a Plainfield Director designated for nomination or nominated in accordance with this Section 6.7 upon the death, resignation, retirement, disqualification or removal from office for other cause of such Director. The Board of Directors of the Company shall elect each person so designated.

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               (c) The Company shall use its best efforts to solicit from the stockholders of the Company eligible to vote for the election of Directors proxies in favor of the nominees selected in accordance with this Section 6.7.

               (d) If at any time Purchaser has the right to nominate
     Directors pursuant to this Section 6.7 but fails to exercise this right, then Purchaser or its Affiliates shall have the right to appoint one (1) representative for each director not so nominated (each an "Observer"). The Observer(s) shall have the right to attend meetings of the Board of Directors in a nonvoting observer capacity, to receive notice of such meetings and to receive the information provided by the Company to the Board of Directors.

               (e) Purchaser will have a right to effectuate their rights pursuant to this Section 6.7 so long as any Notes remain outstanding or Purchaser holds at least 5% of the Company's outstanding Common Shares.

               (f) A quorum of the Board of Directors shall require the presence of the Plainfield Director(s).

               (g) The Company will not increase the number of Directors above six.

          SECTION 6.19 Amendment of Bylaws. The Company agrees to cause the bylaws of the Company to be amended by the Additional Notes Closing Date to include the provisions set forth in Section 6.7 (a) and (f) above; provided that such provisions shall only be in force so long as any Notes remain outstanding or Purchaser holds at least 5% of the Company's outstanding Common Shares.

          SECTION 6.20 Post-Closing Actions. Notwithstanding anything to the contrary contained in this Agreement or the other Transaction Documents, each of the Company and each of its Subsidiaries hereby covenants and agrees to take all actions set forth on Schedule 6.20 to this First Amendment to guarantee and/or secure the Notes within the time period set forth therein and the parties hereto acknowledge and agree that the failure to take any of the actions required on
Schedule 6.20 to this First Amendment, within the relevant time periods required, shall give rise to an immediate Event of Default pursuant to this Agreement.

     SECTION 1.5. Negative Covenants. Article VII of the Agreement is hereby amended by inserting a new Section 7.11, as follows:

          SECTION 7.11 Management Agreements, Employment Agreements, Material Agreements. Enter into any agreements of, or with respect to, the management of the Company or any of its Subsidiaries (collectively, the "New Management Agreements"), any material employment agreement entered into by the Company of any of its Subsidiaries (collectively, the "New Employment Agreements") or any agreement or series of related agreements involving aggregate consideration payable to or by the Company or its Subsidiaries in excess of U.S. $100,000, or amend, modify or change any provision of any existing Management Agreement, Employment Agreement or Material Agreement.

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                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

          In order to induce the Purchaser to enter into this First Amendment and to purchase the Additional Notes, the Company hereby represents and warrants to and agrees with the Purchaser that on the date hereof, after giving effect to the consummation of the transactions contemplated hereby that:

     SECTION 2.1. Incorporation of Representations and Warranties from the Agreement. The representations and warranties contained in Article IV of the Agreement and in Section 8 of the Loan Agreement, other than Sections 8.05(b) and 8.10, are true and correct in all material respects with the same effect as though such representations and warranties had been made on the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date); provided that Schedule
2.1 to this First Amendment updates Schedule 8.23 of the Loan Agreement as of the date hereof.

     SECTION 2.2. Use of Proceeds. (a) All proceeds from the sale of the Additional Notes shall be used solely for the purposes set forth on Schedule 2.2 of this First Amendment.

          (b) No part of the proceeds from the sale of the Additional Notes will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock; provided, however, that the Company may use the proceeds thereof to repurchase Common Stock in such manner as the Board of Directors (including the Plainfield Directors (as defined in the Amended and Restated Stockholders Agreement) may approve. Neither the sale of the Additional Notes nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation T, U or X.

     SECTION 2.3. No Adjustment to Conversion Price. Except as set forth on
Schedule 2.3 hereto, nothing has occurred since the Closing Date that has resulted, or would result, in an adjustment to the Conversion Price pursuant to
Section 3.6 of the Agreement.

     SECTION 2.4. Capital Stock. (a) As of the Additional Notes Closing Date, the authorized Capital Stock of the Company will consist solely of 250,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, of which 77,687,871 shares of Common Stock (assuming no additional exercises of existing stock options) and no shares of preferred stock are issued and outstanding, no shares are held in treasury and 93,259,520 shares of Common Stock (such amount does not include any shares or warrants that may be issued pursuant to the Binding Letter of Intent or Section 3.6(m) of the Agreement) are reserved for issuance upon the exercise of outstanding warrants, options and other convertible or exchangeable securities (other than the Additional Notes).
Schedule 4.7 to this First Amendment sets forth the capitalization of the Company as of the Additional Notes Closing Date.

     (b) Except as set forth on Schedule 4.7 to this First Amendment, there are (i) no outstanding options, warrants, agreements, conversion rights, exchange rights, preemptive rights

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or other rights (whether contingent or not) to subscribe for, purchase or acquire any issued or unissued shares of Capital Stock of the Company or any Subsidiary, and (ii) no restrictions upon, or Contracts or understandings of the Company or any Subsidiary, or, to the knowledge of the Company, Contracts or understandings of any other Person, with respect to, the voting or transfer of any shares of Capital Stock of the Company or any Subsidiary.

     (c) The Conversion Shares are duly authorized and validly reserved for issuance in contemplation of the conversion of the Additional Notes and, when issued and delivered in accordance with the terms of the Notes, will have been validly issued and will be fully paid and nonassessable, and the issuance thereof will not have been subject to any preemptive rights or made in violation of any Applicable Law.

     (d) The holders of the Additional Notes will, upon issuance thereof, have the rights set forth in the Form of Note (subject to the limitations and qualifications set forth therein).

     SECTION 2.5. Brokers and Finders. Except as set forth on Schedule 2.5 to this First Amendment, no agent, broker, Person or firm acting on behalf of the Company or its Affiliates is, or will be, entitled to any fee, commission or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by, or under common control with any of the parties hereto, in connection with this First Amendment or any of the transactions contemplated hereby.

     SECTION 2.6. Financial Statements; Undisclosed Liabilities.

          (a) The unaudited balance sheet of the Company as of September 30, 2007 and the related statements of income and cash flows of Holdings for the three-month and nine-month periods ended as of such dates, copies of which in each case were furnished or made available to the Purchaser prior to the date hereof, present fairly in all material respects the consolidated financial condition of the Company and its subsidiaries at the date of said financial statements and the consolidated results of operations for the period covered thereby. All of the foregoing historical financial statements have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes to said financial statements and subject, to normal year-end audit adjustments (all of which are of a recurring nature and none of which, individually or in the aggregate, would be material) and the absence of footnotes.

          (b) Except as fully disclosed in the financial statements previously delivered to the Purchaser, and except for the Indebtedness incurred under the Agreement and the Loan Agreement, there are as of the date hereof no liabilities or obligations with respect to the Company or any of its subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, could reasonably be expected to be material to the Company or any of its subsidiaries. Except as set forth on Schedule 5.07 to the Loan Agreement, as of the date hereof, neither the Company nor any of its subsidiaries knows of any basis for the assertion against it of any liability or obligation of any nature whatsoever that is not fully disclosed in the financial statements previously delivered to the Purchaser or referred to in the immediately preceding sentence which, either individually or in the aggregate, could reasonably be expected to be material to the Company or any of its subsidiaries.

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          (c)  After giving effect to the transaction contemplated hereby, nothing has occurred that has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                OF THE PURCHASER

     Purchaser hereby represents and warrants to the Company as follows:

     SECTION 3.1. Incorporation of Representations and Warranties from the Agreement. The representations and warranties contained in Article V of the Agreement are true and correct in all material respects with the same effect as though such representations and warranties had been made on the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

                                   ARTICLE IV

                CONDITIONS PRECEDENT TO ADDITIONAL NOTES CLOSING

     SECTION 4.1. Conditions to the Company's Obligations. The issuance of the Additional Notes by the Company shall be subject to the satisfaction, at or prior to the Additional Notes Closing, of the following conditions:

          (a) Purchaser shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants, contained in this First Amendment to be performed and complied with by Purchaser at or prior to the Additional Notes Closing Date.

          (b) No provision of any Applicable Law, injunction, order or decree of any Governmental Authority shall be in effect which has the effect of making the transactions contemplated hereby illegal or shall otherwise restrain or prohibit the consummation of the transactions contemplated hereby.

     SECTION 4.2. Conditions to Purchaser's Obligations. The obligations of Purchaser to purchase the Additional Notes contemplated by this First Amendment shall be subject to the satisfaction, at or prior to the Additional Notes Closing, of the following conditions:

          (a) On the Additional Notes Closing Date and also after giving effect to the sale of the Additional Notes on such date there shall exist no Default or Event of Default.

          (b) Purchaser shall have received a certificate, dated the Additional Notes Closing Date and signed on behalf of the Company by an Authorized Representative, certifying on behalf of the Company that on the Additional Notes Closing Date and also after giving effect

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to the sale of the Additional Notes on such date (i) there shall exist no
Default or Event of Default and (ii) all representations and warranties contained or incorporated by reference in this First Amendment shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the Additional Notes Closing Date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

          (c) Purchaser shall have received from each of DLA Piper US LLP and Lewis and Roca LLP, special counsel to the Company and Muniz, Ramirez, Perez-Taiman & Luna-Victoria, special counsel to the Subsidiaries, an opinion addressed to Purchaser and dated the Additional Notes Closing Date covering such matters incident to the transactions contemplated herein as the Purchaser may reasonably request.

          (d) Purchaser shall have received a certificate from the Company, dated the Additional Notes Closing Date, signed by an Authorized Representative, and attested to by another Authorized Representative, in the form of Exhibit A, with appropriate insertions, together with copies of the articles of incorporation and by-laws of the Company and the resolutions of the Company referred to in such certificate and the foregoing shall be in form and substance reasonably acceptable to Purchaser.

          (e) On the Additional Notes Closing Date, all corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this First Amendment shall be reasonably satisfactory in form and substance to Purchaser, and Purchaser shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which Purchaser reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate officials or Governmental Authorities.

          (f) Nothing shall have occurred since September 30, 2007 (and Purchaser shall have not have become aware of any facts or conditions not previously known) which Purchaser shall determine has had, or could reasonably be expected to have, (i) a Material Adverse Effect or (ii) a material adverse effect on the transactions contemplated hereby.

          (g) All necessary governmental and third party approvals and/or consents in connection with the Transactions shall have been obtained and remain in effect, and all applicable waiting periods with respect thereto shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the transactions contemplated hereby. On the Additional Notes Closing Date, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon transactions contemplated hereby.

          (h) Except as set forth in Schedule 5.07 to the Loan Agreement, on the Additional Notes Closing Date, there shall be no actions, suits or proceedings pending or threatened (a) with respect to the transactions contemplated hereby, this First Amendment or any

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other Transaction Document, or (b) which Purchaser shall determine has had, or could reasonably be expected to have, a Material Adverse Effect.

          (i) The Company and the stockholders party thereto shall have executed and delivered the Amended and Restated Stockholders Agreement.

          (j) The bylaws of the Company shall have been amended to include the provisions set forth in Section 6.7 (a) and (f).

          (k) Purchaser shall have received certificates representing the Additional Notes purchased by Purchaser.

          (l) Purchaser shall have received such other documents and evidence as are customary for transactions of this type or as Purchaser may reasonably request in order to evidence the satisfaction of the other conditions set forth above.

                                    ARTICLE V

                                  MISCELLANEOUS

     SECTION 5.1. Reference to and Effect on the Agreement and the Initial Notes

     (i) Upon the execution of this First Amendment by the parties hereto, each reference in the Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Agreement and each reference in the other Transaction Documents to the "Securities Purchase Agreement", "thereunder", "thereof" or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended hereby.

     (ii) Except as specifically amended by this First Amendment, the Agreement and the other Transaction Documents shall remain in full force and effect and are hereby ratified and confirmed.

     (iii)This First Amendment and the Amended and Restated Stockholders Agreement shall each constitute a "Transaction Document" and this First Amendment shall constitute a "Note Document" for all purposes of the Agreement and the other Transaction Documents.

     SECTION 5.2. Registration Rights Agreement. The parties hereto agree that the shares of Common Stock issuable upon conversion of the Additional Notes shall constitute "Registrable Securities" under the Registration Rights Agreement.

     SECTION 5.3. Stock Purchase Warrant. The parties hereto agree that the definition of the term "Exercise Price" in Section 5(e) of the Warrants and the Merger Warrants, shall be replaced with the following definition:

          "Exercise Price" means $0.30, as adjusted in accordance with Section 2 hereof.

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     SECTION 5.4. Governing Law. THIS FIRST AMENDMENT AND THE RIGHTS AND
OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).

     SECTION 5.5. Expenses. The Company shall reimburse the Purchaser for all reasonable disbursements and out-of-pocket expenses incurred by the Purchaser in connection with the transactions contemplated hereby, including, without limitation, the fees and disbursements of White & Case LLP, counsel to the Purchaser. On the Additional Notes Closing Date, Purchaser shall provide the Company with documentation reasonably satisfactory to the Company for such disbursements and out-of-pocket expenses.

     SECTION 5.6. Headings Descriptive. The headings of the several sections and subsections of this First Amendment are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this First Amendment.

     SECTION 5.7. Counterparts. This First Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart hereof by facsimile or electronic transmission shall be as effective as delivery of any original executed counterpart hereof.

                           [SIGNATURE PAGES TO FOLLOW]

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          IN WITNESS WHEREOF, the parties hereto have executed this First
Amendment as of the date first above written.

                                                   PURE BIOFUELS CORP.


                                                   By /s/ Luis Goyzueta
                                                      --------------------------
                                                   Name:  Luis Goyzueta
                                                   Title: CEO

Each of the undersigned agrees that all references to the "Convertible Note Documents" in the Loan Agreement shall mean as the Convertible Note Documents are amended by this First Amendment and by the Amended and Restated Stockholders Agreement and by any amendments in connection with Section 6.20 of this First Amendment.

Address:

Av. Canaval y Moreyra 380 of 402                   PURE BIOFUELS DEL PERU S.A.C.
San Isidro, Lima
Peru
Attention:  Luis Goyzueta                          By: /s/ Luis Goyzueta
Telephone:  +511-221-7365                              -------------------------
Facsimile:  +511-221-7347                          Name:   Luis Goyzueta
                                                   Title:  Authorized Signatory

Address:

Av. Canaval y Moreyra 380 of 402                   PALMA INDUSTRIAL S.A.C.
San Isidro, Lima
Peru
Attention:  Luis Goyzueta                          By: /s/ Luis Goyzueta
Telephone:  +511-221-7365                              -------------------------
Facsimile:  +511-221-7347                          Name:   Luis Goyzueta
                                                   Title:  Authorized Signatory

Address:

9440 Little Santa Monica Blvd.                     PURE BIOFUELS CORP.
Suite 401
Beverly Hills, Ca 90210
Attention:  Steven Magami                          By: /s/ Luis Goyzueta
Telephone:  (310) 402-5901                             -------------------------
Facsimile:  (310) 402-5947                         Name:   Luis Goyzueta
                                                   Title:  CEO

                                            Signature Page to Purchase Agreement

                                                   PLAINFIELD PERU I LLC


                                                   By /s/ Steven Segaloff
                                                      --------------------------
                                                   Name:  Steven Segaloff
                                                   Title: Authorized Individual

                                                   PLAINFIELD PERU II LLC


                                                   By /s/ Steven Segaloff
                                                      --------------------------
                                                   Name:  Steven Segaloff
                                                   Title: Authorized Individual

The undersigned agrees that the Company's issuance of Additional Notes and the use of the proceeds thereof for the purposes set forth on Schedule 2.2 hereto will not violate the terms of the Loan Agreement.

                                                   PLAINFIELD SPECIAL SITUATIONS
                                                   MASTER FUND LIMITED


                                                   By /s/ Steven Segaloff
                                                      --------------------------
                                                   Name:  Steven Segaloff
                                                   Title: Authorized Individual

                      Signature Page to Purchase Agreement